Exhibit 99.1

Contact:	L-3 Communications
Corporate Communications
212-697-1111

For Immediate Release

L-3 Successfully Completes Spin-Off of Engility Holdings, Inc.

– L-3 Continues to Trade as NYSE: LLL –

NEW YORK, July 17, 2012 – L-3 Communications Holdings, Inc. (NYSE: LLL) announced today that it has successfully completed the previously announced spin-off of its subsidiary, Engility Holdings, Inc. L-3 shareholders of record as of July 16, 2012 (the “record date”) received one share of Engility common stock for every six shares of L-3 common stock held on the record date. The spin-off has been structured to qualify as a tax-free distribution to L-3 shareholders for U.S. federal tax purposes, except for cash received in lieu of fractional shares. Following the spin-off, L-3 will report Engility financial results as discontinued operations beginning with L-3’s 2012 third quarter, along with all prior periods.

Engility will begin trading regular-way as an independent publicly traded company on the New York Stock Exchange under the ticker symbol EGL on July 18, 2012.

“I am pleased to announce the completion of the spin-off, and the beginning of an exciting new chapter for both L-3 and Engility,” said Michael T. Strianese, chairman, president and chief executive officer of L-3. “We believe that this transaction positions both L-3 and Engility to capitalize on their strengths, pursue new business opportunities, and become leaders in their respective markets. We thank everyone at Engility for their contributions to L-3 and for their dedicated service to their customers, and wish them continued success in the years to come.”

L-3 has retained its cyber, intelligence and security solutions businesses, which will collectively be called National Security Solutions going forward. These businesses develop unique solutions to address growing challenges for U.S. Department of Defense, intelligence and global security customers.

“Following the transaction, L-3 will have a sharper focus on areas that are core to our strategy of providing market-leading, value-added products and solutions to our customers,” continued Mr. Strianese. “Our capabilities are well-positioned within areas that are priorities in the current environment and will remain priorities in the future. Looking ahead, we will continue to execute against our strategic goals, generating value for both our customers and our shareholders.”

L-3 reiterated its 2012 financial guidance provided on June 26, 2012 and that it intends to use the net proceeds of approximately $325 million from Engility in connection with the spin-off to redeem $250 million aggregate principal amount of its 6 3/8% Senior Subordinated Notes due in 2015 on July 26, 2012 and repurchase approximately $75 million of its outstanding shares.

About L-3

Headquartered in New York City, L-3 employs approximately 51,000 people worldwide and is a prime contractor in C3ISR (Command, Control, Communications, Intelligence, Surveillance and Reconnaissance) systems, aircraft modernization and maintenance, and national security solutions. L-3 is also a leading provider of a broad range of electronic systems used on military and commercial platforms.

To learn more about L-3, please visit the company’s website at www.L-3com.com. L-3 uses its website as a channel of distribution of material company information. Financial and other material information regarding L-3 is routinely posted on the company’s website and is readily accessible.

Forward-Looking Statements

Certain of the matters discussed in this release that are predictive in nature, that depend upon or refer to events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions constitute forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, they are subject to several risks and uncertainties, and therefore, we can give no assurance that these statements will be achieved. Such statements will also be influenced by factors which include, among other things: our dependence on the defense industry and the business risks peculiar to that industry, including changing priorities or reductions in the U.S. Government defense budget; backlog processing and program slips resulting from delayed funding of the Department of Defense (DoD) budget; our reliance on contracts with a limited number of agencies of, or contractors to, the U.S. Government and the possibility of termination of government contracts by unilateral government action or for failure to perform; the extensive legal and regulatory requirements surrounding our contracts with the U.S. or foreign governments and the results of any investigation of our contracts undertaken by the U.S. or foreign governments; our ability to retain our existing business and related contracts (revenue arrangements); our ability to successfully compete for and win new business and related contracts (revenue arrangements) and to win re-competitions of our existing contracts; our ability to identify and acquire additional businesses in the future with terms that are attractive to L-3 and to integrate acquired business operations; the impact of any strategic initiatives undertaken by us, including but not limited to the spin-off of Engility, and our ability to achieve anticipated benefits; our ability to maintain and improve our consolidated operating margin and total segment operating margin in future periods; our ability to obtain future government contracts (revenue arrangements) on a timely basis; the availability of government funding or cost-cutting initiatives and changes in customer requirements for our products and services; our significant amount of debt and the restrictions contained in our debt agreements; our ability to continue to retain and train our existing employees and to recruit and hire new qualified and skilled employees as well as our ability to retain and hire employees with U.S. Government security clearances; actual future interest rates, volatility and other assumptions used in the determination of pension benefits and equity-based compensation, as well as the market performance of benefit plan assets; our collective bargaining agreements, our ability to successfully negotiate contracts with labor unions and our ability to favorably resolve labor disputes should they arise; the business, economic and political conditions in the markets in which we operate, including those for the commercial aviation, shipbuilding and communications markets; global economic uncertainty; the DoD’s contractor support services in-sourcing and efficiency initiatives; events beyond our control such as acts of terrorism; our ability to perform contracts (revenue arrangements) on schedule; our international operations; our extensive use of fixed-price type contracts as compared to cost-plus type and time-and-material type contracts; the rapid change of technology and high level of competition in the defense industry and the commercial industries in which our businesses participate; our introduction of new products into commercial markets or our investments in civil and commercial products or companies; the outcome of litigation matters, including in connection with jury trials; results of audits by U.S. Government agencies; results of ongoing governmental investigations, including potential suspensions or debarments; the impact on our business of improper conduct by our employees, agents or business partners; anticipated cost savings from business acquisitions not fully realized or realized within the expected time frame; the outcome of matters relating to the Foreign Corrupt Practices Act (FCPA) and similar non-U.S. regulations; ultimate resolution of contingent matters, claims and investigations relating to acquired businesses, and the impact on the final purchase price allocations; competitive pressure among companies in our industry; and the fair values of our assets, which can be impaired or reduced by other factors, some of which are discussed above.

For a discussion of these and other risks and uncertainties that could impair our results of operations or financial condition, see “Part I — Item 1A — Risk Factors” and Note 19 to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2011, and any material updates to these factors contained in any of our future filings.

Our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this release to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.